  EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 18, 2016 with respect to the audited financial statements of Crowd 4 Seeds, Inc. for the year ended December 31, 2015. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 13, 2016